Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-290252) and Form S-8 (No. 333-290254) of Strive, Inc. of our report dated February 28, 2025, relating to the financial statements of Semler Scientific, Inc. (the “Company”) which appears in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ BDO USA, P.C.

BDO USA, P.C.

New York, New York

September 23, 2025